Exhibit 4.1
CERTIFICATE OF MEMBERSHIP UNITS

Number	Membership Units

E ENERGY ADAMS, LLC A Limited Liability Company Organized Under the Laws of the State of Nebraska
     THIS CERTIFIES THAT                                                              is/are the owner(s) of                                          UNITS (                     ) of the Membership Units of E Energy Adams, LLC, a Nebraska limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized President and Secretary as of this                      day of                                         , 20                    .

Jack L. Alderman, President	Dennis L. Boesiger, Secretary

FOR VALUE RECEIVED,                     hereby sell, assign, and transfer unto                                                                                                                                                           Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _______ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated	,

In Presence of

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.